Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Second Quarter Ended July 11, 2021
Greenwood Village, CO – August 18, 2021 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the quarter ended July 11, 2021.
Key Highlights
•Restaurant revenue of $272.2 million and Restaurant Level Operating Profit as a percentage of restaurant revenue (a non-GAAP metric) of 15.7%;
•Second quarter 2021 comparable restaurant revenue(1) increased 66.3% over the same period in 2020, and decreased 2.4% compared to the same period in 2019;
•Average weekly sales per fiscal period grew by a total of $2,503 during the second quarter of 2021;
•Off-premises sales comprised 32.8%, 63.8% and 12.5% of total food and beverage sales for the second quarters of 2021, 2020 and 2019, respectively;
•By the end of the second fiscal quarter, restaurants that were able to operate at 100% indoor dining capacity and with full hours delivered a comparable restaurant revenue increase of 7.0% compared to 2019 and restaurant margin of 19.5%, representing an increase of 1.8% compared to 2019; and,
•Restaurants that offered Donatos® pizza outperformed the rest of the system by 550 basis points as compared to 2019 and outperformed our original restaurant sales growth target by 250 basis points. Donatos® pizza generated sales of $2.9 million dollars in the second quarter of 2021.

Paul J. B. Murphy III, Red Robin’s President and Chief Executive Officer, said, "While we have reasons to be optimistic about the recovery, overall performance in the second quarter was below our expectation. Contributing factors included ongoing jurisdictional restrictions and challenging labor availability which resulted in reduced operating hours to ensure a quality Guest experience and reduce impact on our restaurant management teams. Notably, we generated strong sales and margins at restaurants where staffing levels supported elevated traffic compared to 2019. Specific initiatives that are addressing our staffing needs include national hiring events, technology enhancements to the application and hiring processes, and incremental hiring and training resources to grow staffing levels above 2019."

Murphy continued, "Off-premises sales are holding at roughly a third of total sales mix, more than double pre-pandemic levels, demonstrating that Guests are enjoying the convenience of takeout and delivery even as dining room sales recover. While we continue to monitor developments regarding the COVID-19 variants, at this time we remain confident that we can capture heightened demand with full capacity, and restored staffing and operating hours, providing substantial opportunity for additional sales. Importantly, our conviction that Donatos® will be a long-term growth driver is stronger than ever, with sales exceeding expectations and positioning Red Robin to deliver annual pizza sales of over $60 million and profitability of over $25 million by 2023."
Second Quarter 2021 Financial Summary Compared to Second Quarter 2020 and 2019
The following table presents financial highlights for the fiscal second quarter of 2021, compared to results from the same period in 2020 and 2019:

	Twelve weeks ended			Twelve weeks ended
	July 11, 2021	July 12, 2020	Change	July 14, 2019(1)	Change
Total revenues (millions)	$277.0	$161.1	71.9%	$308.0	(10.1)%
Net (loss) income (millions)	(5.0)	(56.3)	(91.1)%	1.0	*
Adjusted EBITDA (millions)(2)	$19.0	$(15.3)	*	$25.5	(25.6)%

(Loss) income per diluted share ($ per share)	$(0.32)	$(4.09)	(95.9)%	$0.08	*
Adjusted (loss) income per diluted share ($ per share)(3)	$(0.22)	$(3.31)	(95.5)%	$1.03	*
(1) Presented for improved comparability.
(2) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net (loss) income.
(3) See schedule II for a reconciliation of Adjusted (loss) income per diluted share, a non-GAAP measure, to (Loss) income per diluted share.
* Percentage increases and decreases over 100 percent were not considered meaningful.
Second Quarter 2021 Operating Results
Comparable restaurant revenue(1) increased 66.3% in the second quarter of 2021 compared to the same period a year ago, driven by a 47.7% increase in Guest count and a 18.6% increase in average Guest check. The increase in average Guest check resulted from a 3.0% increase in pricing, a 14.9% increase in menu mix, and a 0.7% increase from lower discounts. The increase in menu mix was primarily driven by higher sales of beverages and appetizers, partially offset by lower gourmet burger mix. Comparable restaurant revenue decreased 2.4% in the second quarter of 2021 compared to the same period of fiscal year 2019. Average weekly sales per fiscal period grew by a total of $2,503 during the second quarter of 2021.

(1) Comparable restaurant revenue, representing revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

	Twelve weeks ended
	July 11, 2021	July 12, 2020	July 14, 2019
Average weekly sales per unit:
Company-owned – Total	$53,135	$32,287	$52,907
Company-owned – Comparable	53,866	32,429	55,122
Franchised units – Comparable	$57,416	$33,835	$55,580
Total operating weeks:
Company-owned units	5,122	4,960	5,716
Franchised units	1,212	1,116	1,075
System-wide restaurant revenue (which includes franchised restaurants) for the second quarter of 2021 totaled $341.8 million, compared to $200.4 and $366.4 million for the second quarter of 2020 and 2019, respectively.

	Twelve weeks ended
	July 11, 2021	July 12, 2020	July 14, 2019(1)
Restaurant sales (millions)	$272.2	$160.1	$302.4
Restaurant level operating profit(2) (millions)	$42.7	$3.2	$55.0
Restaurant level operating profit percentage(2)	15.7%	2.0%	18.2%
(1)     Presented for improved comparability.
(2)    See schedule II for a reconciliation of Restaurant level operating profit, a non-GAAP measure, to Loss from operations.
The increase in restaurant-level operating profit(2) compared to 2020 was due to the following:
•Restaurant revenue increased by $112.0 million, primarily driven by increased Guest traffic due to the continued lifting of jurisdictional indoor dining restrictions;
•Cost of goods sold decreased by 140 basis points, primarily driven by pricing, favorable mix shifts, and discounts, partially offset by commodity inflation;
•Labor costs decreased by 280 basis points, primarily driven by staffing shortages and sales leverage, partially offset by higher wage rates, staffing costs and increased restaurant management compensation costs in 2021. $1.6 million of incremental labor costs were incurred due to increased hiring ads, incremental hiring and training resources, and retention and sign-on bonuses to support our staffing initiatives;
•Other operating expenses decreased by 440 basis points, primarily driven by lower third party delivery fees and supplies due to lower off-premises sales volumes, and sales leverage; and
•Occupancy costs decreased by 510 basis points, primarily driven by savings from permanently closed restaurants and restructuring of lease payments, rent concessions, and sales leverage.

The decrease in restaurant-level operating profit compared to 2019 was due to the following:
•Restaurant revenue decreased $30.2 million, primarily driven by reduced Guest traffic due to jurisdictional indoor dining restrictions, and restaurant closures;
•Cost of goods sold decreased 110 basis points primarily driven by pricing, lower discounts, and favorable rebates, partially offset by commodity inflation;
•Labor costs increased 120 basis points primarily driven by higher wage rates, and sales deleverage, partially offset by our new management labor structure. $1.6 million of incremental labor costs were incurred due to increased hiring ads, incremental hiring and training resources, and retention and sign-on bonuses to support our staffing initiatives;
•Other operating expenses increased 290 basis points primarily driven by higher third party delivery fees and supplies due to higher off-premises sales volumes, and hiring costs, and sales deleverage; and
•Occupancy costs decreased 50 basis points primarily driven by permanently closed restaurants, restructuring of lease payments and rent concessions, and fewer restaurants, partially offset by sales deleverage.

	Twelve weeks ended
	July 11, 2021	July 12, 2020	July 14, 2019(1)
General and administrative costs (millions)	$17.7	$14.1	$21.8
General and administrative costs as a percentage of total revenues	6.4%	8.8%	7.1%
(1) Presented for improved comparability.
The increase in general and administrative costs in 2021 was primarily driven by increased Team Member benefits, and temporary salary reductions in 2020, partially offset by lower professional services spend.

	Twelve weeks ended
	July 11, 2021	July 12, 2020	July 14, 2019(1)
Selling costs (millions)	$10.6	$5.6	$13.4
Selling costs as a percentage of total revenues	3.8%	3.4%	4.4%
(1) Presented for improved comparability.
The increase in selling costs in 2021 was primarily driven by lapping the significant reduction in marketing spend in 2020 due to the COVID-19 pandemic.
Balance Sheet and Liquidity
The Company made net repayments of $9.4 million on its Amended and Restated Credit Agreement (the "credit facility") during the Second quarter of 2021. As of July 11, 2021, the Company had outstanding borrowings under its credit facility of $153.9 million, in addition to amounts issued under letters of credit of $8.6 million, and liquidity of approximately $116.9 million including cash on hand and available borrowing capacity under its credit facility.
Income Taxes
The Company has filed federal and state cash tax refund claims totaling approximately $16 million during 2021 from net operating loss carrybacks. While we expect to receive a portion of the refunds in 2021, due to government delays in processing these claims we do not expect to receive the majority until 2022.
Restaurant Portfolio
The following table details restaurant unit data for Company-owned and franchised locations for the periods indicated:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 11, 2021	July 12, 2020	July 11, 2021	July 12, 2020
Company-owned:
Beginning of period	440	452	443	454
Closed during the period	(10)	(2)	(13)	(4)
End of period	430	450	430	450
Franchised:
Beginning of period	103	102	103	102
Closed during the period	(2)	—	(2)	—
End of period	101	102	101	102
Total number of restaurants	531	552	531	552

As of July 11, 2021, the Company had 430 total (comparable and non-comparable) restaurants.

Outlook for 2021 and Guidance Policy
The Company provides guidance as it relates to select information related to the Company's financial and operating performance, and such measures may differ from year to year. Due to the uncertainty caused by the on-going COVID-19 pandemic, limited guidance is being provided for fiscal year 2021.
The Company currently expects the following in 2021:
•Capital expenditures of $45 million to $55 million, including continued investment in maintaining our restaurants and infrastructure with maintenance and systems capital, Donatos® expansion to approximately 120 restaurants, including approximately 80 restaurants in the second half of the fiscal year, digital guest and operational technology solutions, and off-premises execution enhancements;
•An effective tax benefit between 1% to 5%; and
•Selling, general and administrative costs between $125 and $135 million.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its second quarter 2021 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (201) 689-8560. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412) 317-6671; the conference ID is 13722144. The replay will be available through Wednesday, August 25, 2021.

The call will be webcast live from the Company’s website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. There are more than 525 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; demand and business recovery; growth drivers; long-term value creation; revenue and comparable revenue growth; sales and profitability including sales trajectory; 2021 effective tax rate; capital expenditures including restaurant maintenance and infrastructure and rollout of Donatos® to additional locations and timing thereof, digital guest and operational technology solutions, and off-premises execution enhancements; commodity inflation; 2021 selling, general and administrative spend; statements under the heading “Outlook for 2021 and Guidance Policy;” and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor models, service, and operational improvement initiatives; our ability to staff, train, and retain our workforce for service execution; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the cost and availability of key food products, distribution, labor, and energy; general economic conditions, including changes in consumer disposable income, weather conditions, and related events in regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; the impact of federal, state, and local regulation of the Company's business; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wages, consumer health and safety, health insurance coverage, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:
Danielle Paleafico, Coyne PR
(973) 588-2000
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 11, 2021	July 12, 2020	July 11, 2021	July 12, 2020
Revenues:
Restaurant revenue	$272,157	$160,144	$590,834	$461,578
Franchise royalties, fees, and other revenue	4,818	978	12,416	5,609
Total revenues	276,975	161,122	603,250	467,187

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	61,917	38,780	131,083	109,206
Labor	98,949	62,742	210,608	181,308
Other operating	46,928	34,663	104,640	86,954
Occupancy	21,614	20,758	51,714	54,415
Depreciation and amortization	19,215	20,560	45,103	48,880
General and administrative	17,718	14,141	39,973	40,864
Selling	10,628	5,556	18,983	20,335
Pre-opening costs and acquisition costs	374	3	374	156
Other charges	2,196	14,501	7,667	133,880
Total costs and expenses	279,539	211,704	610,145	675,998

Loss from operations	(2,564)	(50,582)	(6,895)	(208,811)

Other expense:
Interest expense, net and other	2,786	1,979	7,116	5,349

Loss before income taxes	(5,350)	(52,561)	(14,011)	(214,160)
Income tax (benefit) provision	(354)	3,700	(302)	16,399
Net loss	$(4,996)	$(56,261)	$(13,709)	$(230,559)
Loss per share:
Basic	$(0.32)	$(4.09)	$(0.88)	$(17.38)
Diluted	$(0.32)	$(4.09)	$(0.88)	$(17.38)
Weighted average shares outstanding:
Basic	15,665	13,741	15,617	13,262
Diluted	15,665	13,741	15,617	13,262

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	(Unaudited)
	July 11, 2021	December 27, 2020
Assets:
Current Assets:
Cash and cash equivalents	$25,569	$16,116
Accounts receivable, net	11,323	16,510
Inventories	23,926	23,802
Income tax receivable	16,352	16,662
Prepaid expenses and other current assets	12,342	13,818
Total current assets	89,512	86,908
Property and equipment, net	396,746	427,033
Right of use assets, net	424,647	425,573
Intangible assets, net	23,069	24,714
Other assets, net	8,129	10,511
Total assets	$942,103	$974,739

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$31,396	$20,179
Accrued payroll and payroll related liabilities	34,106	27,653
Unearned revenue	43,531	50,138
Current portion of lease obligations	51,022	55,275
Current portion of long-term debt	9,692	9,692
Accrued liabilities and other	44,258	39,617
Total current liabilities	214,005	202,554
Long-term debt	145,106	160,952
Long-term portion of lease obligations	457,896	465,233
Other non-current liabilities	15,933	25,287
Total liabilities	832,940	854,026

Stockholders' Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,717 and 15,548 shares outstanding as of July 11, 2021 and December 27, 2020	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 11, 2021 and December 27, 2020	—	—
Treasury stock, 4,732 and 4,901 shares, at cost as of July 11, 2021 and December 27, 2020	(193,039)	(199,908)
Paid-in capital	238,677	243,407
Accumulated other comprehensive income (loss), net of tax	16	(4)
Retained earnings	63,489	77,198
Total stockholders' equity	109,163	120,713
Total liabilities and stockholders' equity	$942,103	$974,739

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements which present the twelve and twenty-eight weeks ended July 11, 2021, July 12, 2020 and July 14, 2019(1) Net (loss) income and basic and diluted loss per share, excluding the effects of goodwill impairment, restaurant asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance costs, COVID-19 related costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified item gives the reader additional insight into the ongoing operational results of the Company. This supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended			Twenty-Eight Weeks Ended
	July 11, 2021	July 12, 2020	July 14, 2019(1)	July 11, 2021	July 12, 2020	July 14, 2019(1)
Net (loss) income as reported	$(4,996)	$(56,261)	$981	$(13,709)	$(230,559)	$1,620
Restaurant closure and refranchising costs	1,752	7,602	1,001	4,199	9,008	1,305
Asset impairment	115	5,281	14,064	1,357	20,779	14,064
Litigation contingencies	85	—	—	1,170	4,500	—
COVID-19 related costs	244	651	—	813	849	—
Board and stockholder matter costs	—	967	1,152	128	2,449	1,152
Severance costs	—	—	370	—	881	2,364
Goodwill impairment	—	—	—	—	95,414	—
Executive retention	—	—	260	—	—	360
Income tax effect	(571)	(3,770)	(4,380)	(1,993)	(34,809)	(5,004)
Adjusted net (loss) income	$(3,371)	$(45,530)	$13,448	$(8,035)	$(131,488)	$15,861

(Loss) earnings per share - basic:
Net loss as reported	$(0.32)	$(4.09)	$0.08	$(0.88)	$(17.38)	$0.12
Restaurant closure and refranchising costs	0.11	0.55	0.07	0.27	0.68	0.10
Asset impairment	0.01	0.38	1.08	0.09	1.57	1.08
Litigation contingencies	—	—	—	0.07	0.34	—
COVID-19 related costs	0.02	0.05	—	0.05	0.06	—
Board and stockholder matter costs	—	0.07	0.09	0.01	0.18	0.09
Severance and executive transition	—	—	0.03	—	0.07	0.18
Executive retention	—	—	0.02	—	—	0.03
Income tax effect	(0.04)	(0.27)	(0.34)	(0.13)	(2.62)	(0.38)
Adjusted (loss) earnings per share - basic	$(0.22)	$(3.31)	$1.03	$(0.52)	$(9.91)	$1.22

(Loss) earnings per share - diluted:
Net loss as reported	$(0.32)	$(4.09)	$0.08	$(0.88)	$(17.38)	$0.12
Restaurant closure and refranchising costs	0.11	0.55	0.07	0.27	0.68	0.10
Asset impairment	0.01	0.38	1.08	0.09	1.57	1.08
Litigation contingencies	—	—	—	0.07	0.34	—
COVID-19 related costs	0.02	0.05	—	0.05	0.06	—
Board and stockholder matter costs	—	0.07	0.09	0.01	0.18	0.09
Severance and executive transition	—	—	0.03	—	0.07	0.18
Executive retention	—	—	0.02	—	—	0.03
Income tax effect	(0.04)	(0.27)	(0.34)	(0.13)	(2.62)	(0.38)
Adjusted (loss) earnings per share - diluted	$(0.22)	$(3.31)	$1.03	$(0.52)	$(9.91)	$1.22

Weighted average shares outstanding
Basic	15,665	13,741	12,970	15,617	13,262	12,969
Diluted	15,665	13,741	13,043	15,617	13,262	13,047
(1) Presented for improved comparability.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to (Loss) Income
from Operations and Net (Loss) Income
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the twelve and twenty-eight weeks ended July 11, 2021, July 12, 2020, and July 14, 2019(2) expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended						Twenty-Eight Weeks Ended
	July 11, 2021		July 12, 2020		July 14. 2019(2)		July 11, 2021		July 12, 2020		July 14, 2019(2)
Restaurant revenues	$272,157	98.3%	$160,144	99.4%	$302,418	98.2%	$590,834	97.9%	$461,578	98.8%	$702,902	97.9%
Restaurant operating costs(1):
Cost of sales	61,917	22.8	38,780	24.2	72,387	23.9	131,083	22.2	109,206	23.7	166,102	23.6%
Labor	98,949	36.4	62,742	39.2	106,538	35.2	210,608	35.6	181,308	39.3	249,432	35.5%
Other operating	46,928	17.2	34,663	21.6	43,000	14.3	104,640	17.7	86,954	18.8	98,565	14.0%
Occupancy	21,614	7.9	20,758	13.0	25,458	8.4	51,714	8.8	54,415	11.8	60,478	8.6%
Restaurant-level operating profit	42,749	15.7%	3,201	2.0%	55,035	18.2%	92,789	15.6%	29,695	6.4%	128,823	18.3%

Add – Franchise royalties, fees, and other revenue	4,818	1.7%	978	0.6%	5,563	1.8	12,416	2.1%	5,609	1.2%	14,945	2.1%
Deduct – other operating:
Depreciation and amortization	19,215	6.9	20,560	12.8	21,369	6.9	45,103	7.5	48,880	10.5	49,807	6.9%
General and administrative expenses	17,718	6.4	14,141	8.8	21,791	7.1	39,973	6.6	40,864	8.7	51,881	7.2%
Selling	10,628	3.8	5,556	3.4	13,443	4.4	18,983	3.1	20,335	4.4	31,469	4.4%
Pre-opening & acquisition costs	374	0.1	3	—	—	—	374	0.1	156	—	319	—%
Other charges	2,196	0.8	14,501	9.0	16,847	5.5	7,667	1.3	133,880	28.7	19,245	2.7%
Total other operating	50,131	18.1%	54,761	34.0%	73,450	23.8	112,100	18.6%	244,115	52.3%	152,721	21.3%

Loss from operations	(2,564)	(0.9)%	(50,582)	(31.4)%	(12,852)	(4.2)	(6,895)	(1.1)%	(208,811)	(44.7)%	(9,451)	(1.3)%

Interest expense, net and other	2,786	1.0	1,979	1.2	2,153	0.7	7,116	1.2	5,349	1.1	5,391	0.8%
Income tax (benefit) provision	(354)	(0.1)	3,700	2.3	(15,986)	(5.2)	(302)	(0.1)	16,399	3.5	(16,462)	(2.3)%
Total other	2,432	0.9	5,679	3.5	(13,833)	(4.5)	6,814	1.1	21,748	4.7	(11,071)	(1.5)%

Net (loss) income	$(4,996)	(1.8)%	$(56,261)	(34.9)%	$981	0.3%	$(13,709)	(2.3)%	$(230,559)	(49.4)%	$1,620	0.2%
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(1)Excluding depreciation and amortization, which is shown separately.
(2)     Presented for improved comparability.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net (loss) income before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors’ understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of goodwill impairment, restaurant asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance costs, and COVID-19 related costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net (loss) income. Providing Net (loss) income guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net (loss) income, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net (loss) income for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended			Twenty-Eight Weeks Ended
	July 11, 2021	July 12, 2020	July 14, 2019(1)	July 11, 2021	July 12, 2020	July 14, 2019(1)
Net (loss) income as reported	$(4,996)	$(56,261)	$981	$(13,709)	$(230,559)	$1,620
Interest expense, net	2,912	2,194	2,322	7,589	5,428	5,667
Income tax (benefit) provision	(354)	3,700	(15,986)	(302)	16,399	(16,462)
Depreciation and amortization	19,215	20,560	21,369	45,103	48,880	49,807
EBITDA	$16,777	$(29,807)	$8,686	$38,681	$(159,852)	$40,632

Restaurant closure and refranchising costs	$1,752	$7,602	$1,001	$4,199	$9,008	$1,305
Asset impairment	115	5,281	14,064	1,357	20,779	14,064
Litigation contingencies	85	—	—	1,170	4,500	—
COVID-19 related costs	244	651	—	813	849	—
Board and stockholder matter costs	—	967	1,152	128	2,449	1,152
Severance costs	—	—	370	—	881	2,364
Goodwill impairment	—	—	—	—	95,414	—
Executive retention	—	—	260	—	—	360
Adjusted EBITDA	$18,973	$(15,306)	$25,533	$46,348	$(25,972)	$59,877
(1)     Presented for improved comparability.